EXHIBIT 32.02

CERTIFICATION OF PERIODIC REPORT

I, John L. Calmes, Jr., Executive Vice President and Chief Financial and Strategy Officer of World Acceptance Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

(1)
the Annual Report on Form 10-K of the Company for the year ended March 31, 2019, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 24, 2019	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Executive Vice President and Chief Financial and Strategy Officer